UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Strategic Partners Opportunity Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATEGIC PARTNERS OPPORTUNITY FUNDS

Strategic Partners Focused Value Fund

GATEWAY CENTER THREE

100 MULBERRY STREET

NEWARK, NEW JERSEY 07102-4077

IMPORTANT PROXY MATERIALS

PLEASE VOTE NOW!
April        , 2005

Dear Shareholder:

I am inviting you to vote on a proposal relating to the management and operation of your Fund. A shareholder meeting of Strategic Partners Focused Value Fund is scheduled for July 1, 2005. This package contains information about the proposal and includes materials you will need to vote.

The Board of Trustees of the Fund have reviewed the proposal and have recommended that the proposal be presented to you for consideration. Although the Trustees have determined that the proposal is in your best interest, the final decision is yours.  The accompanying proxy statement includes a detailed description of the proposal.

Please read the enclosed materials carefully and cast your vote. Remember, your vote is extremely important, no matter how large or small your holdings. By voting now, you can help avoid additional costs that are incurred with follow-up letters and calls.

To vote, you may use any of the following methods:

• By mail. Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope. Votes must be received by 11:59 p.m. Eastern Time on the day prior to the meeting.

• By Internet. Have your proxy card available. Go to the web site: www.proxyvote.com. Enter your 12-digit control number from your proxy card. Follow the simple instructions found on the web site. Votes must be entered prior to 11:59 p.m. Eastern Time on the day prior to the meeting.

• By telephone.  If your Fund shares are held in your own name, call 1-800-690-6903 toll-free.  If your Fund shares are held on your behalf in a brokerage account, call 1-800-454-8683 toll-free.  Enter your 12-digit control number from your proxy card. Follow the simple instructions.  Votes must be entered by 11:59 p.m. Eastern Time on the day prior to the meeting.

If you have any questions before you vote, please call Computershare Fund Services, the Fund’s proxy solicitor, at 1-877-288-7314 toll-free.  They will be happy to help you understand the proposal and assist you in voting.  Thank you for your participation.

Judy A. Rice
President

STRATEGIC PARTNERS OPPORTUNITY FUNDS

Strategic Partners Focused Value Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

NOTICE OF

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

July 1, 2005

TO OUR SHAREHOLDERS:

A special meeting of the shareholders of Strategic Partners Focused Value Fund (the Meeting) will be held at the offices of Prudential Investments LLC (PI), 100 Mulberry Street, Gateway Center Three, 14th Floor, Newark, New Jersey on July 1, 2005 at 10:00 a.m. eastern time. The purpose of the Meeting is to consider and act upon the following proposal:

To approve a new subadvisory agreement between PI and Quantitative Management Associates LLC (QMA).

You are entitled to vote at the Meeting, and at any adjournments thereof, if you owned shares of the Fund at the close of business on April 8, 2005. If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please complete, date, sign and return each enclosed proxy card in the enclosed postage paid envelope or vote by Internet or telephone.

By order of the Board,

Deborah A. Docs
Secretary

Dated: April , 2005.

PROXY CARDS ARE ENCLOSED ALONG WITH THE PROXY STATEMENT. PLEASE VOTE YOUR SHARES TODAY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED. YOU CAN ALSO VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE USING THE 12-DIGIT “CONTROL” NUMBER THAT APPEARS ON THE ENCLOSED PROXY CARD AND FOLLOWING THE SIMPLE INSTRUCTIONS. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

STRATEGIC PARTNERS OPPORTUNITY FUNDS

Strategic Partners Focused Value Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

PROXY STATEMENT

Special Meeting of Shareholders

To Be Held on July 1, 2005

This proxy statement is being furnished to holders of shares of Strategic Partners Focused Value Fund (the Fund) in connection with the solicitation by the Board of proxies to be used at a special meeting of shareholders (the Meeting) to be held at Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102 on July 1, 2005, at 10:00 a.m. eastern time, or any adjournment or adjournments thereof. This proxy statement is being first mailed to shareholders on or about April              , 2005.

The Fund is a series of Strategic Partners Opportunity Funds (Opportunity Funds).  Opportunity Funds is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). Opportunity Funds is organized as a Delaware trust.

Prudential Investments LLC (PI or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the Fund’s Manager under a management agreement with Opportunity Funds (the Management Agreement). Investment advisory services are currently provided to the Fund by PI through Davis Selected Advisers LP (Davis) and Salomon Brothers Asset Management, Inc. (Salomon).  Davis is located at 2949 Elvira Road, Suite 101, Tucson, Arizona 85706.  Salomon is located at 750 Washington Boulevard, 11th floor, Stamford, Connecticut 06901.

Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the distributor of the Fund’s shares. The Fund’s transfer agent is Prudential Mutual Fund Services LLC (PMFS), 194 Wood Avenue South, Iselin, New Jersey 08830. As of December 31, 2004, PI served as the manager to open-end investment companies and as manager or administrator to closed-end investment companies with aggregate assets of approximately $90 billion.

The purpose of the Meeting is for the shareholders of the Fund to vote on a new subadvisory agreement between PI and Quantitative Management Associates LLC (PI) (the Proposal).

This Proxy Statement gives you the information about the proposed subadviser that you should know before voting on the Proposal.  You should retain it for your reference.

VOTING INFORMATION

The presence, in person or by proxy, of the holders of a majority of the shares of the Fund outstanding and entitled to vote will constitute a quorum for the transaction of business at the Meeting of the Fund.

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR the Proposal in favor of the adjournment and will vote those proxies required to be voted AGAINST the Proposal against the adjournment.

If a proxy that is properly executed and returned is accompanied by instructions to withhold authority to vote (an abstention) or represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Shares on a particular matter with respect to which the broker or nominee does not have discretionary power), the Shares represented thereby will be considered present for purposes of determining the existence of a quorum for the transaction of business, but,  because the Proposal requires approval by a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund, will have the effect of a vote against the Proposal.

The individuals named as proxies on the enclosed proxy cards will vote in accordance with your direction as indicated thereon if your card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If your card is properly executed and you give no voting instructions, your Shares will be voted FOR the FOR the Proposal described in this proxy statement and referenced on the proxy card.  You may revoke any proxy card by giving another proxy or by letter revoking the initial proxy. To be effective your revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at that Meeting, thereby canceling any proxy previously given.  Abstentions and broker non-votes will not be considered for purposes of approving an adjournment of the meeting.

The close of business on April 8, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Information as to the number of outstanding shares of the Fund as of the record date is set forth below:

Class A:

Class B:

Class C:

The Proposal does not require separate voting by class. Each share of each class is entitled to one vote. To the knowledge of management, the executive officers and Board Members of Opportunity Funds, as a group, owned less than 1% of the outstanding shares of the Fund as of April 8, 2005. A listing of persons who owned beneficially 5% or more of the shares of the Fund as of April 8, 2005 is contained in Exhibit A.

Copies of Opportunity Funds’ most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders of Opportunity Funds may obtain without charge additional copies of Opportunity Funds’ annual and semi-annual reports by writing to Opportunity Funds at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, or by calling 1-800-225-1852 (toll free).

Each full share of the Fund outstanding is entitled to one vote, and each fractional share of the Fund outstanding is entitled to a proportionate share of one vote, with respect to each matter to be voted upon by the shareholders of that Fund. Information about the vote necessary with respect to the Proposal is discussed below in connection with the Proposal.

The solicitation is made primarily by the mailing of the Notice, this Proxy Statement and the accompanying proxy on or about April              , 2005.  Supplemental solicitations may be made by mail, telephone, facsimile, electronic means or by personal interviews by representatives of the Fund.  Representatives of Computershare Fund Services, a proxy solicitation firm retained by the Fund, may contact shareholders.

Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder. We have been advised that Internet voting procedures that have been made available to you are consistent with the requirements of law.

TO APPROVE A NEW SUBADVISORY AGREEMENT BETWEEN PI AND

QUANTITATIVE MANAGEMENT ASSOCIATES LLC

PROPOSAL

On behalf of the Fund, the Board of Opportunity Funds, including the Independent Trustees, has approved, and recommends that shareholders approve, the adoption of a subadvisory agreement between PI and Quantitative Management Associates LLC (QMA) under which QMA would serve as subadviser to the Fund. The proposed subadvisory contract with QMA in substantially final form is attached as Exhibit B.  If the new subadvisory agreement with QMA is approved by shareholders, PI intends to terminate its existing subadvisory agreements with each of Davis and Salomon.

The Fund is currently subadvised by Davis and Salomon, pursuant to subadvisory agreements between PI and each of Davis and Salomon.  Pursuant to the existing subadvisory agreements, Davis and Salomon furnish investment advisory services in connection with the management of the Fund, subject to the supervision and oversight of PI as the Manager of the Fund.  Davis and Salomon have served as the Fund’s subadvisers since March, 2001. The proposed new subadvisory agreement with QMA is substantially similar in all material respects to the existing subadvisory agreements with Davis and Salomon, except for the subadvisory fee.  The fee to be paid to QMA under the proposed new subadvisory agreement will be lower than the subadvisory fee paid to Davis and Salomon under the existing subadvisory agreements.  A reduction in the subadvisory fee paid by PI will not result in a reduction in expenses borne by Fund shareholders, because PI pays the subadvisory fee out of the management fee that it receives from the Fund.

The table below shows the compensation payable to Davis and Salomon by PI under the existing subadvisory agreements for subadvisory services performed by Davis and Salomon for the Fund, as well as the date of the subadvisory agreements, and the date on which each agreement was last submitted to shareholders for approval.

Fund	Subadvisory Agreement Date	Date Subadvisory Agreement Submitted to Shareholders	Fee Paid to Subadviser (% of average daily net assets)
Strategic Partners Focused Value Fund – Segment managed by Davis	2/13/01		.50% to $1 billion and .40% in excess of $1 billion
Strategic Partners Focused Value Fund – Segment managed by Salomon	2/13/01		.50% to $1 billion and .40% in excess of $1 billion

The table below sets forth the total fees paid by the Fund to PI and the total fees received by each of Davis and Salomon from PI for subadvisory services performed by Davis and Salomon for the Fund during the fiscal year ended February 29, 2004:

Fund	Fee Paid to PI	Fee Received by Davis and Salomon From PI
Strategic Partners Focused Value Fund	$1,549,633	$ $	425,812 (Davis) 435,095 (Salomon)

If the proposed new subadvisory agreement with QMA had been in effect during the Fund’s last fiscal year, QMA would have received $        , which would would have been          % less than the combined fee paid to Davis and Salomon during the same time period.

QMA is a wholly owned subsidiary of Prudential Investment Management, Inc. (PIM).  As of December 31, 2004, QMA had approximately $52 billion in assets under management. The address of QMA is Gateway Center Two, 100 Mulberry Street, Newark, New Jersey 07102. Set forth below are the names, titles and principal occupations of the directors and senior officers of QMA.  Unless otherwise indicated, the address of each individual is Gateway Center Two, 100 Mulberry Street, Newark, New Jersey 07102.

Name and Address	Title	Principal Occupations

Ronald K. Andrews	Manager	Director of Jennison Associates, LLC
Gateway Center Three
Newark, NJ 07102

Dennis M. Kass 466 Lexington Avenue, 18th Floor, NY, NY 10017	Manager and Chairman	Chairman, CEO and Director of Jennison Associates LLC; Director of Prudential Trust Company; Director and Vice President of Prudential Investment Management, Inc.

Timothy J Knierim Gateway Center Three Newark, NJ 07102	Manager	Director of Jennison Associates, LLC; Vice President of Prudential Investment Management, Inc.

Name and Address	Title	Principal Occupations

Kenneth Moore	Manager, Chief Financial Officer and Vice President	Director of Prudential Trust Company; Senior Vice President and Treasurer of Jennison Associates, LLC.

James Scott	Manager and President	Director of Prudential Trust Company; Director and Chairman of PTC Services, Inc.; Director and Senior Vice President of Pramerica Asset Management, Inc.

Margaret S. Stumpp	Manager, Chief Investment Officer and Vice President

Bernard B. Winograd Gateway Center Three Newark, NJ 07102	Director, President & CEO

Director of Jennison Associates LLC; Director and Vice President of Prudential Asset Management Holding Company; Director, President and Chief Executive Officer of Prudential Investment Management, Inc.; Director and President of PIM Investments, Inc.

The proposed subadvisory agreement, in brief, provides that:

• as compensation for QMA’s services, PI will pay QMA a fee equal, on an annualized basis, to the following:

0.40 % on average daily net assets to $1 billion and 0.375% on average daily net assets over $1 billion

• QMA will provide day-to-day management of the Fund’s investments and otherwise determine which investments the Fund will purchase, retain, and sell.

• QMA will select brokers to effect trades for the Fund and may pay a higher commission to a broker that provides bona fide research services (soft dollar arrangements). QMA may use these soft dollar arrangements in connection with providing subadvisory services to one or more of its clients other than the Fund. As a result, QMA may benefit from these soft dollar arrangements to the extent it uses them to provide advisory services to its other clients. Conversely, the Fund may benefit to the extent that QMA uses soft dollar arrangements that QMA has established with brokers or dealers that effect securities transactions for QMA’s other clients.

• QMA will maintain certain books and records on behalf of the Fund.

• PI may replace QMA as subadviser or amend the subadvisory agreement without obtaining shareholder approval.

• PI may appoint additional subadvisers to manage the Fund’s assets and, consequently, may determine the allocation of the Fund’s assets among these subadvisers.

Investment Strategy Changes

The Fund’s investment objective is long-term growth of capital.  Although the Fund’s investment objective will not change if shareholders approve the proposed subadvisory agreement between PI and QMA, QMA has advised that it intends to make certain changes to the Fund’s existing investment strategies in order to achieve the Fund’s investment objective.

If the proposed new subadvisory agreement is approved by shareholders, QMA intends to manage the Fund utilizing a quantitative approach to identify attractive, undervalued companies based on such measures as low price/earnings multiples.  QMA refers to this investing approach as the “value equity” investment philosophy.  The value equity stock selection process will utilize a bottom-up, quantitative investment process.

The Board has also approved a change in the Fund’s name, contingent upon shareholder approval of the new subadvisory agreement with QMA. If Fund shareholders approve the new subadvisory agreement with QMA, the Fund intends to change its name to Dryden Strategic Value Fund.

The table below lists equity mutual funds with long-term growth of capital as their investment objective that are advised by QMA as of December 31, 2004, the size of each fund, and the rate of compensation received by QMA for the investment advisory services it provides for each fund:

Fund Name	Fund Net Assets as of December 31, 2004	Fee Paid to QMA (% of average daily net assets)
Dryden Large-Cap Core Equity Fund	$212 million	.325% to $500 million and .285% in excess of $500 million
Dryden Small-Cap Core Equity Fund	$110 million	.39%

Proposed Change in Management Agreement

If the proposed new subadvisory agreement is approved by shareholders, the Board of Trustees of Opportunity Funds has approved an amendment to the management agreement between Opportunity Funds and PI, which would result in a decrease in the management fee paid by Opportunity Funds to PI with respect to the Fund.  Currently, PI receives a management fee of 0.90% on average daily net assets to $1 billion, and 0.85% on average daily net assets over $1 billion. If the new subadvisory agreement with shareholders is approved, the management fee received by PI with respect to the Fund will be reduced, and the new management fee rate will be 0.80% on average daily net assets to $1 billion, and 0.75% on average daily net assets over $1 billion. The management fee is paid directly from Fund assets.

Matters Considered by the Board

The proposal to present the proposed subadvisory agreement with Quantitative Management Associates LLC (QMA) to shareholders was approved by the Board of Trustees of Opportunity Funds, including the Independent Trustees, on March 3, 2005. The Board received materials relating to the proposed subadvisory agreement in advance of the meeting at which the proposed subadvisory agreement was considered, and had the opportunity to ask questions and request further information in connection with such consideration. In approving the new subadvisory agreement, the Board, including the independent Trustees advised by independent legal counsel, considered and concluded the following:

Reasons for Replacing Davis and Salomon with QMA

The Board considered the Manager’s reasons for proposing that Davis and Salomon be replaced with QMA as the subadviser to the Fund, including: management’s recommendation to modify the Fund’s investment strategies to follow a quantitative approach for the selection of value equity stocks; QMA’s experience and above-average investment performance over one-year and three-year time periods advising other funds utilizing a similar investment strategy; the potential for enhanced performance of the Fund using such a management and investment style; and management’s proposal to realign and reposition the Fund as part of the JennisonDryden family of mutual funds advised by proprietary subadvisers. On the same date that the Board approved the new subadvisory agreement, the Board also approved a change in the Fund’s name to the Dryden Strategic Value Fund, reflecting the deep value equity strategy and style of the Fund, to take effect upon approval of the subadvisory agreement with QMA.

The Board concluded that these reasons supported the selection of QMA.

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Fund by Davis and Salomon under the current subadvisory agreements and those that would be provided to the Fund by QMA under the new subadvisory agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that Davis, Salomon and QMA were each required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations. The Board also received and considered information regarding the nature and extent of services currently being provided by QMA to other JennisonDryden Funds under existing subadvisory agreements and those that would be provided to the Fundby QMA under the new subadvisory agreement.

With respect to the quality of services, the Board considered, among other things, the background and experience of QMA’s senior management and the expertise of, and amount of attention expected to be given to the Fund by QMA’s portfolio management team. The Board reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Fund. The Board was also provided with information pertaining to QMA’s organization structure, senior management, investment operations, and other relevant information pertaining to QMA. The Board also noted that it received favorable compliance reports from the Fund’s Chief Compliance Officer (CCO) as to QMA.  The Board noted that QMA is affiliated with the Manager.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Fund by QMA and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by QMA under the new subadvisory agreement should equal or exceed the quality of similar services provided by Davis and Salomon under the existing subadvisory agreements.

Performance of Strategic Partners Focused Value Fund

The Board received and considered information about the Fund’s historical performance, noting that the Fund had generally achieved similar performance, over one-year and three-year time periods, to the median of the group of funds that was most similar to the Fund (the “Peer Group”), while underperforming an appropriate benchmark index, the Russell 1000 Value Index, over the same time periods.  However, the Board noted that while the performance of the segment of the Fund managed by Davis was generally comparable to, or had exceeded, the performance of the benchmark index and the Peer Group over one-year and three-year time periods, the segment of the Fund managed by Salomon had underperformed in comparison to the benchmark index and the Peer Group.

The funds included in the Fund’s Peer Group are determined by Lipper Inc., an independent provider of investment company data.

Investment Subadvisory Fee Rates

The Board considered that the proposed subadvisory fee rate payable by the Adviser to QMA under the proposed new subadvisory agreement was lower than the subadvisory fee payable by the Adviser to either Davis or Salomon under the existing subadvisory agreements. The Board noted, however, that any change in the investment subadvisory fee rate payable to QMA would not impact Fund shareholders directly because those fees are payable by the Adviser and there would be no change to the investment advisory fee rate payable by the Fund to the Adviser.  The Board concluded that QMA’s proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

QMA’s Profitability

Because the engagement of QMA is new, there is no historical profitability with regard to its arrangements with the Fund. As a result, this factor was not considered by the Board.

Economies of Scale

The Board considered the potential of both the Adviser and QMA to experience economies of scale as the Fund grows in size. The Board noted that the Adviser’s advisory fee rate and QMA’s proposed subadvisory fee rate each contained breakpoints, and, accordingly, each reflected the potential to share economies of scale. The Board also noted that the asset levels at which breakpoints were provided in the subadvisory fee rate directly corresponded to the asset levels at which breakpoints were provided in the advisory fee rate, and therefore the Board concluded that the breakpoint structure and levels established the potential for the sharing of economies of scale among the Adviser, QMA, and Fund shareholders as the Fund grows.

Other Benefits to QMA

The Board considered potential ancillary benefits that might be received by QMA and its affiliates as a result of QMA’s relationship with the Fund. The Board concluded that potential benefits to be derived by QMA were consistent with those generally resulting from an increase in assets under management, specifically potential access to additional research resources and reputational benefits which were consistent with the types of benefits generally derived by subadvisers to mutual funds.

Interest of Fund Directors and Officers in the Proposal

None of the current Trustees or Officers of Opportunity Funds currently holds an office with, or is employed by, QMA.

Amounts Paid to Affiliates

The Distributor

Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, acts as the distributor of the shares of the Fund.  PIMS is a wholly-owned indirect subsidiary of Prudential Financial, Inc.  Pursuant to distribution and service plans adopted under Rule 12b-1 under the 1940 Act, the Fund bears the expense of distribution and service (12b-1) fees paid to PIMS with respect to the Fund’s Class A, Class B and Class C shares.  For the Fund’s fiscal year ending February 29, 2004, PIMS received the following distribution and service fees:

Class A:	$70,508

Class B:	$780,719

Class C:	$581,472

PIMS also receives front-end sales charges resulting from the sales of Class A and Class C shares.  From these fees, PIMS pays sales charges to affiliated broker-dealers, who in turn pay commissions to salespersons and incur other distribution costs.  PIMS has advised the Fund that it received the following front-end sales charges during the Fund’s fiscal year ending February 29, 2004:

Class A:	$18,900

Class C:	$17,500

PIMS also received the following contingent deferred sales charges (CDSCs) imposed on certain redemptions by Class B and Class C shareholders of the Fund during the Fund’s fiscal year ending February 29, 2004:

Class B:	$420,800

Class C:	$18,000

The Transfer Agent

The Fund’s transfer agent, Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, is a wholly-owned subsidiary of PI.  PMFS received $228,700 from the Fund for its services during the fiscal year ending February 29, 2004.

Commissions Paid to Affiliated Broker-Dealers

For the fiscal year ending February 29, 2004, the Fund paid $9,219 in brokerage commissions to affiliated brokers.  The total brokerage commissions paid by the Fund to all brokers for the fiscal year ending February 29, 2004 was $184,031.  The percentage of total brokerage commissions paid to affiliated brokers for the fiscal year ending February 29, 2004 was 5.0% and the percentage of the aggregate dollar amount of portfolio transactions involving the payment of commissions to affiliated brokers was 1.3%.

Required Vote

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act. For purposes of the 1940 Act, a majority of the Fund’s outstanding voting securities is the lesser of (i) 67% of the Fund’s outstanding voting securities represented at a meeting at which more than 50% of the Fund’s outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Fund’s outstanding voting securities.

THE BOARD OF OPPORTUNITY FUNDS, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

ADDITIONAL INFORMATION

The costs associated with soliciting proxies, which will be borne by PI and its affiliates, are estimated to be $          .  Shareholders of the Fund will not bear the expenses associated with the proxy.

Available Information

Opportunity Funds is subject to the Investment Company Act of 1940, as amended and in accordance with this law, files reports, proxy material and other information with the Securities and Exchange Commission (the Commission).  Such reports, proxy and information statements, proxy material and other information can be inspected and copied at the Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the Commission at
1-202-942-8090.  Reports and other information about Opportunity Funds and the Fund are available on the EDGAR Database on the Commission’s website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the Commission’s Public Reference Section, Washington, D.C. 20549-0102.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees

Please advise Opportunity Funds, care of Prudential Investment Management Services LLC, Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement you wish to receive in order to supply copies to the beneficial owners of the shares.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered at the Fund’s next meeting of shareholders should send the proposal to that Fund at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting.

Opportunity Funds will not be required to hold annual meetings of shareholders if the election of Board Members is not required under the 1940 Act. It is the present intention of the Board not to hold annual meetings of shareholders unless such shareholder action is required.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote according to their best judgment in the interest of the Funds.

Deborah A. Docs
Secretary

April , 2005

It is important that you execute and return ALL of your proxies promptly.

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A	Five Percent Shareholder Report
Exhibit B	Form of Subadvisory Agreement with Quantitative Management Associates LLC

EXHIBIT A

Five Percent Shareholder Report

As of April 8, 2005, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund are listed below.

Fund Name	Registration	Shares/Cl	Percent

EXHIBIT B

Strategic Partners Opportunity Funds

Dryden Strategic Value Fund

SUBADVISORY AGREEMENT

Agreement made as of this            day of             , 2005 between Prudential Investments LLC (PI or the Manager), a New York limited liability company and Quantitative Management Associates LLC (QMA or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) with Strategic Partners Style Specific Funds, a Delaware statutory trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI acts as Manager of the Trust; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust’s portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the board of trustees of the Trust (the Board), the Subadviser shall manage such portion of the Trust’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust’s portfolio as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained or sold by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Declaration of Trust, By-Laws and Prospectus of the Trust and any procedures adopted by the Board applicable to the Trust and any amendments to those procedures (Board Procedures) provided to it by the Manager (the Trust Documents), and with the instructions and directions of the Manager and of the Board, co-operate with the Manager’ (or their designees’) personnel responsible for monitoring the Trust’s compliance.  The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law.  The Manager shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust’s portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to any broker or dealer affiliated with the Manager or the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust’s Prospectus or as the Board may direct from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser shall give primary consideration to securing the most favorable price and efficient execution.  Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party.  The Manager (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act.  The Subadviser shall furnish to the Manager or the Board all information relating to the Subadviser’s services under this Agreement reasonably requested by the Manager and the Board within a reasonable period of time after the Manager or the Board makes such request.  The Subadviser shall make reasonably available its employees and officers for consultation with any of the trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.

(v) The Subadviser or its affiliate shall provide the Trust’s custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages.  The Subadviser shall furnish the Manager routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Trust, in such form and frequency as may be mutually agreed upon from time to time.  The Subadviser agrees to review the Fund and discuss the management of the Trust with the Manager and the Board as either or both shall from time to time reasonably request.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others.  Conversely, the Subadviser and Manager understand and agree that if the Manager manage the Trust in a “manager-of-managers” style, the Manager shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected.  Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such trustees, officers or employees.

(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act.  The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser shall surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records.  The Trust’s books and records maintained by the Subadviser shall be made available, within two (2) business days of a written request, to the Trust’s accountants or auditors during regular business hours at the Subadviser’s offices.  The Trust, the Manager or their respective authorized representatives shall have the right to copy any records in the Subadviser’s possession that pertain to the Trust.  These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations.  In the event of the termination of this Agreement, the Trust’s books and records maintained by the Subadviser shall be returned to the Trust or the Manager.  The Subadviser agrees that the policies and procedures it has established for managing the Trust’s portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Trust, shall be made available for inspection by the Trust, the Manager or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

(d) The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Trust, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics.  The Subadviser shall follow such Code of Ethics in performing its services under this Agreement.  Further, the Subadviser represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations.  In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Manager and the Trust upon reasonable request.  The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(g) Upon reasonable request from the Manager, the Subadviser (through a qualified person) shall assist the valuation committee of the Trust or the Manager in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(h) The Subadviser shall provide the Manager with any information reasonably requested regarding its management of the Trust’s portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the Commission.  The Subadviser shall provide the Manager with any certification, documentation or other information requested or required by the Manager for purposes of the certifications of shareholder reports by the Trust’s principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation.  The Subadviser shall promptly inform the Trust and the Manager if any information in the Prospectus is (or will become) inaccurate or incomplete.

(i) The Subadviser shall comply with Board Procedures provided to the Subadviser by the Manager or the Trust.  The Subadviser shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(j) The Subadviser shall keep the Trust and the Manager informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Trust.  In this regard, the Subadviser shall provide the Trust, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Trust and the Manager may from time to time reasonably request.  Additionally, prior to each Board meeting, the Subadviser shall provide the Manager and the Board with reports regarding the Subadviser’s management of the Trust’s portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Manager.  The Subadviser shall certify quarterly to the Trust and the Manager that it and its “Advisory Persons” (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future.  Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Trust and the Manager.  Upon written request of the Trust or the Manager with respect to violations of the Code of Ethics directly affecting the Trust, the Subadviser shall permit representatives of the Trust or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2. The Manager shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement.  The Manager shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager’ receipt of payment from the Trust for management services described under the Management Agreement between the Trust and the Manager. Expense caps or fee waivers for the Trust that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Trust may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Manager’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.  The Subadviser shall indemnify the Manager, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.  The Subadviser agrees that it shall promptly notify the Trust and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.  Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically and without notice to the Subadviser upon the execution of a new Agreement with a successor Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 466Lexington Avenue, New York, NY 10017.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof.  Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

9. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

10. This Agreement shall be governed by the laws of the State of New York.

11. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC
By:
Name:
Title:

QUANTITATIVE MANAGEMENT ASSOCIATES LLC
By:
Name:
Title:

SCHEDULE A

STRATEGIC PARTNERS OPPORTUNITY FUNDS

Dryden Strategic Value Fund

As compensation for services provided by Quantitative Management Associates LLC, Prudential Investments LLC will pay Quantitative Management Associates LLC a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee

Dryden Strategic Value Fund	.40% to $1 billion of average daily net assets;

.375% over $1 billion of average daily net assets

Dated as of , 2005.

Prudential Investments
Gateway Center Three	To vote by Telephone
100 Mulberry Street
Newark, NJ 07102-4077	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903 if fund shares held in your own name. Call 1-800-454-8683 if the fund shares are held on your behalf in a brokerage account.
	3)	Follow the instructions.

To vote by Internet

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to Website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JDRYN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Fund

The Board Of Trustees Recommends A Vote For The Proposal.

1.	To approve a new subadvisory agreement between Prudential Investments LLC (PI) and	For	Against	Abstain
	Quantitative Management Associates LLC (QMA)	☐	☐	☐

NOTE:  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Strategic Partners Opportunity Funds
Strategic Partners Focused Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

PROXY

Special Meeting of Shareholders (Meeting) –
July 1, 2005, 10:00 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Jonathan D. Shain, Grace Torres and Claudia DiGiacomo as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Strategic Partners Focused Value Fund held of record by the undersigned on April 8, 2005 at the Meeting to be held on July 1, 2005 or any adjournment thereof.

The shares represented by this proxy, when this proxy is properly executed, will be voted in the manner directed herein by the undersigned shareholder. The proxy will be voted for Proposal No. 1, if you do not specify otherwise. Please refer to the proxy statement dated April __, 2005 for discussion of the proposal.

If voting by mail, please mark, sign and date this proxy card where indicated and return it promptly using the enclosed envelope which requires no postage if mailed in the united states.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.